    As filed with the Securities and Exchange Commission on September 5, 2001
                                                     Registration No. 333-______
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                    ______
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                    ______
                             Sara Lee Corporation
            (Exact name of registrant as specified in its charter)
                                    ______

     Maryland                                 36-2089049
     --------                                 ----------
 (State of incorporation)                  (I.R.S.Employee Identification No.)

                    Three First National Plaza, Suite 4400
                         Chicago, Illinois 60602-4260
                                (312) 726-2600
                                --------------
              (Address, including zip code, and telephone number
                       of registrant's executive office)
                       --------------------------------

         The Earthgrains Company Employee Stock Ownership/401(k) Plan,
  Gallo Salame Money Accumulation Plan for Collectively Bargained Employees, Playtex Apparel, Inc. Retirement Savings Plan for Hourly Puerto Rican Employees,
          Sara Lee Corporation 401(k) Supplemental Savings Plan, and
 Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico
 -----------------------------------------------------------------------------
                           (Full title of each plan)

                              Roderick A. Palmore
              Senior Vice President, General Counsel & Secretary
                             Sara Lee Corporation
                    Three First National Plaza, Suite 4600
                         Chicago, Illinois 60602-4260
                                (312) 726-2600
                                --------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
                                ______________


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                          Amount to be          Proposed Maximum          Proposed Maximum         Amount of
Title of Securities to be Registered       Registered        Offering Price Per Share         Aggregate           Registration
                                                                                            Offering Price             Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per          5,000,000         $21.855(4)                    $109,275,000(4)          $27,318.75
share (including Preferred Stock
Purchase Rights) (1)(2)(3)
------------------------------------------------------------------------------------------------------------------------------

(1) Rights are initially carried and traded with the Common Stock of the registrant. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(2) In accordance with Rule 416, an undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative. Also, in accordance with Rule 416(c), this registration statement covers an indeterminate amount of participating interests in the plans.

(3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also relates to an aggregate of 1,000,000 shares of the registrant's Common Stock previously registered on Form S-8 (Reg. No. 33-35760) and 15,000 shares of the registrant's Common Stock previously registered on Form S-8 (Reg. No. 333-41427).

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the registrant's common stock as reported on the New York Stock Exchange on August 31, 2001.

================================================================================

                                 INTRODUCTION

     This Registration Statement on Form S-8 is filed by Sara Lee Corporation, a Maryland corporation (the "Company"), relating to an aggregate of 5,000,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), issuable to eligible employees of the Company or its subsidiaries under The Earthgrains Company Employee Stock Ownership/401(k) Plan, as assumed by the Company, under the Gallo Salame Money Accumulation Plan for Collectively Bargained Employees (the "Gallo Plan"), and under the Playtex Apparel, Inc. Retirement Savings Plan for Hourly Puerto Rican Employees, the Sara Lee Corporation 401(k) Supplemental Savings Plan and the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico (these three plans, collectively, the "Sara Lee Plans").

     The Company originally filed a Registration Statement on Form S-8 (Reg, No. 33-35760) on July 6, 1990 to cover the issuance of shares of Common Stock under the Sara Lee Plans, and amended such registration statement on June 21, 1993 and August 3, 1994. In addition, the Company originally filed a Registration Statement on Form S-8 (Reg, No. 333-41427) on December 3, 1997 to cover the issuance of shares of Common Stock under the Gallo Plan. Registration Statement Nos. 33-35760 and 333-41427 are still effective and, pursuant to General Instruction E of Form S-8, the contents of Registration Statement Nos. 33-35760 and 333-41427 are incorporated herein by reference, to the extent not amended hereby.

                                    PART I
               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information.

  Not filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Note to Part 1 of Form S-8 Pursuant and Rule 424 of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

  Not filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Note to Part 1 of Form S-8 and Rule 424 of the Securities Act.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

  The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference (Commission File No. 1-3344):

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2000.

  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

  (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 2000.

  (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

  (e) The Company's Current Report on Form 8-K dated August 8, 2001, as amended on September 4, 2001, and the Company's Current Report on Form 8-K dated September 4, 2001.

  (f) The description of the Company's Common Stock, $0.01 par value, which is contained in the Proxy Statement/Prospectus, dated September 9, 1999, filed with the Commission pursuant to the Securities Act, as part of its Registration Statement on Form S-4 (File No. 333-86707).

  (g) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, dated March 26, 1998, filed with the Commission under Section 12 of the Exchange Act of 1934, as amended (File No. 1-3344), including any amendment or report filed for the purpose of updating such description.

  (h) Annual Reports on Form 11-K filed by the Sara Lee Plans and the Gallo Plan for the year ended June 30, 2000.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

  The securities to be offered are registered under Section 12(b) of the 1934
Act.

ITEM 5. INTERESTS OF COUNSEL.

  The legality of the securities covered by this registration statement has been passed upon for Sara Lee by R. Henry Kleeman, Esq., Vice President, Deputy General Counsel and Assistant Secretary of Sara Lee. Mr. Kleeman owns shares of Sara Lee's Common Stock, both directly and as a participant in various stock and employee benefit plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

  The Company's charter authorizes it and its bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of the Company or any subsidiary of the Company, or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

  Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

  In addition to the above, the Company also maintains indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8. EXHIBITS.

  A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

       The Company has submitted or will submit the plans covered by this Registration Statement on Form S-8, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and have made or will make all changes required by the IRS in order to qualify the plans.

ITEM 9.  UNDERTAKINGS.

  The registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the registrant, Sara Lee Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 4, 2001.

                               SARA LEE CORPORATION

                              By: /s/ Roderick A. Palmore
                                  ---------------------------------------
                                      Roderick A. Palmore
                                      Senior Vice President, General Counsel
                                      and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick A. Palmore and R. Henry Kleeman, and each of them, his/her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 and any and all amendments or supplements thereto, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed as of September 4, 2001 by the following persons in the capacities indicated:

             Signature                                     Title
        /s/ John H. Bryan                                  Chairman of the Board
-----------------------------------
            John H. Bryan

       /s/ C. Steven McMillan                              President, Chief Executive Officer and
-----------------------------------                        Director
           C. Steven McMillan

       /s/ Frank L. Meysman                                Executive Vice President and Director
-----------------------------------
           Frank L. Meysman

        /s/ Cary D. McMillan                               Executive Vice President, Chief
-----------------------------------                        Financial and Administrative Officer
            Cary D. McMillan                               and Director

       /s/ Wayne R. Szypulski                              Senior Vice President and Controller
-----------------------------------
           Wayne R. Szypulski

       /s/ Paul A. Allaire                                 Director
-----------------------------------
           Paul A. Allaire

       /s/ Frans H.J.J. Andriessen                         Director
-----------------------------------
           Frans H.J.J. Andriessen

       /s/ Duane L. Burnham                                Director
-----------------------------------
           Duane L. Burnham

        /s/ Charles W. Coker                               Director
-----------------------------------
            Charles W. Coker

        /s/ James S. Crown                                 Director
-----------------------------------
            James S. Crown

        /s/ Willie D. Davis                                Director
-----------------------------------
            Willie D. Davis

        /s/ Vernon E. Jordan, Jr.                          Director
-----------------------------------
            Vernon E. Jordan, Jr.

        /s/ James L. Ketelsen                              Director
-----------------------------------
            James L. Ketelsen

        /s/ Hans B. van Liemt                              Director
-----------------------------------
            Hans B. van Liemt

        /s/ Joan D. Manley                                 Director
-----------------------------------
            Joan D. Manley

        /s/ Rozanne L. Ridgway                             Director
-----------------------------------
            Rozanne L. Ridgway

        /s/ Richard L. Thomas                              Director
-----------------------------------
            Richard L. Thomas

           /s/ John D. Zeglis                              Director
-----------------------------------
               John D. Zeglis

The Earthgrains Company Employee Stock                         Sara Lee Corporation Personal Products
 Ownership/401(k) Plan                                         Retirement Savings Plan Of Puerto Rico

By: Sara Lee Corporation Employee Benefits                     By: Sara Lee Corporation Employee Benefits
 Administrative Committee                                      Administrative Committee

By: /s/ Roderick A. Palmore                                    By: /s/ Roderick A. Palmore
    -----------------------                                        -----------------------
Roderick A. Palmore, member                                        Roderick A. Palmore, member

Playtex Apparel, Inc. Retirement Savings                      Sara Lee Corporation 401(k) Supplemental
Plan for Hourly Puerto Rican Employees                        Savings Plan

By: The Playtex Apparel Retirement Savings                    By: Sara Lee Corporation Employee Benefits
Plan for Hourly Puerto Rican Employees                        Administrative Committee
Committee
                                                              By: /s/ Roderick A. Palmore
                                                                  ---------------------------
By: /s/ Roderick A. Palmore                                       Roderick A. Palmore, member
    -------------------------
Roderick A. Palmore, member



Gallo Salame Money Accumulation Plan for
Collectively Bargained Employees

By: Sara Lee Corporation Employee Benefits
Administrative Committee


By: /s/ Roderick A. Palmore
    -------------------------
     Roderick A. Palmore, member

                                 EXHIBIT INDEX


Exhibit No.              Description
----------               -----------

   4.1 Articles of Restatement of Charter of the Company, dated April 9, 1990 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 (No. 33-35760) filed with the Commission on July 6, 1990)

   4.2 Articles Supplementary to the Charter of the Company, dated May 18, 1990 (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (No. 33-37575) filed with the Commission on November 1, 1990)

   4.3 Articles Supplementary to the Charter of the Company, dated October 30, 1992 (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1994 (File No. 1-3334))

   4.4 Articles of Amendment of Charter of the Company, dated November 19, 1998 (incorporated by reference to Exhibit 3(a)2 of the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1999 (File No. 1-3334))

   4.5 Articles Supplementary to the Charter of the registrant, dated January 7, 1999 (incorporated by reference to Exhibit 3(a)3 of the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1999 (File No. 1-3334))

   4.6 Amended By-laws of the Company, dated April 27, 2000 (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10- K for the fiscal year ended July 1, 2000 (File No. 1-3344))

   4.7 Stockholder Rights Agreement, dated March 26, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form 8-A filed with the Commission on May 19, 1998 (File No. 1-3344))

   *5 Opinion of R. Henry Kleeman, Esq., Vice President, Deputy General Counsel and Assistant Secretary

   *23.1       Consent of Arthur Andersen LLP

   *23.2       Consent of R. Henry Kleeman, Esq. (included in Exhibit 5)

   *24 Powers of Attorney (included on signature page to this Registration Statement)

  ______________
  * Filed herewith.